UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 12, 2007

ATS Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-51552	11-3747850
(State or other	(IRS Employer	Identification No.)
jurisdiction of incorporation)	(Commission File Number)

7915 Jones Branch Drive, McLean, Virginia		22102
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (703) 506-0088

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01        Entry into a Material Definitive Agreement

On October 12, 2007, ATS Corporation, a Delaware corporation (“ATS”), Number Six Software, Inc., a Delaware corporation (“NSS”), and other parties entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) pursuant to which NSS will become a wholly-owned subsidiary of ATS.  Under the terms of the Merger Agreement, among other things, ATS will pay an aggregate purchase price of approximately $36.0 million, including approximately $3.0 million in the form of ATS common stock valued at the average price over the 15-day period before the closing of the transaction and promissory notes and deferred payments totaling approximately $6.0 million.  The cash component of the purchase price is offset in part by negotiated items expected to benefit ATS and reduce the net cash outlay associated with the transaction.  The foregoing description of the Merger Agreement is not complete and is qualified in its entirety by reference to the Merger Agreement, which is attached hereto as Exhibit 2.1 and is incorporated by reference.

The Merger Agreement has been attached to provide investors with information regarding its terms and is not intended to provide any factual information about ATS or NSS.  In particular, the assertions embodied in both ATS’ and NSS’ representations and warranties contained in the Merger Agreement are qualified by information in the disclosure schedules provided by ATS and NSS, respectively, to the other party in connection with the signing of the Merger Agreement.  The disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement.  Moreover, certain representations and warranties in the Merger Agreement were used for the purpose of allocating risk between ATS and NSS, rather than establishing matters as facts.  Accordingly, you should not rely on the representations and warranties in the Merger Agreement as characterizations of the actual state of facts about ATS or NSS.  A copy of the press release announcing the execution of the Merger Agreement is also attached to this Current Report on Form 8-K as Exhibit 99.1.

Other than in respect of the Merger Agreement, there is no material relationship between ATS or its affiliates and NSS or its affiliates.

Item 9.01        Financial Statements and Exhibits

(d) Exhibits

2.1           Agreement and Plan of Merger and Reorganization, dated as of October 12, 2007, by and among ATS Corporation, ATS NSS Acquisition, Inc., Number Six Software, Inc. and the Principal Stockholders of Number Six Software, Inc.*

99.1         Press Release dated October 15, 2007

*                                         Excludes schedules and exhibits, which the registrant agrees to furnish supplementally to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	October 15, 2007

ATS CORPORATION

		By:	/s/ Edward H. Bersoff
Dr. Edward H. Bersoff
Chairman, President and
Chief Executive Officer

EXHIBIT INDEX

Exhibit
Number	Description

2.1

Agreement and Plan of Merger and Reorganization, dated as of October 12, 2007, by and among ATS Corporation, ATS NSS Acquisition, Inc., Number Six Software, Inc. and the Principal Stockholders of Number Six Software, Inc.*

99.1	Press Release dated October 15, 2007

*                                         Excludes schedules and exhibits, which the registrant agrees to furnish supplementally to the Securities and Exchange Commission upon request.